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                                                                   EXHIBIT 10.16

                     AMENDMENT TO 1997 EQUITY INCENTIVE PLAN

                       (APPROVED BY THE BOARD OF DIRECTORS
                                       ON
                                  MAY 14,2002)

      RESOLVED, that Section 2(m) of the PharmChem Laboratories, Inc. 1997 Equity Incentive Plan is hereby amended and restated as follows:

            (m) "Fair Market Value" of a Share means, as of any date, the value of a share of Common Stock determined as follows:

            (i) if the Common Stock listed on any established stock exchange or a national market system, including, without limitation, The Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

            (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee.

                                              /s/ David A. Lattanzio
                                              ---------------------------------
                                              David A. Lattanzio
                                              Secretary of the Meeting